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                                                                   EXHIBIT 5.1


                               KIRKLAND & ELLIS
               Partnerships Including Professional Corporations

                            200 East Randolph Drive
                           Chicago, Illinois  60601
                                                                   Facsimile:
                                 312 861-2000                     312 861-2200



                               November 22, 1996



SCP Pool Corporation
109 Northpark Boulevard
Covington, Louisiana 70433-5001

Ladies and Gentlemen:

          We have acted as special counsel to you, SCP Pool Corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pertaining to the registration of 400,000 shares of the Company's Common Stock, par value $0.001 per share (the "Common Shares"), to be offered and sold pursuant to the SCP Pool Corporation 1995 Stock Option Plan, as amended (the "Plan").

          In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and public records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation of the Company, (ii) the Restated Bylaws of the Company, (iii) resolutions of the Board of Directors of the Company adopting the Plan, (iv) resolutions of the Board of Directors of the Company approving the filing of this Registration Statement,(v) written consent forms signed by the stockholders of the Company approving the Plan on February 28, 1995 and (vi) minutes of the annual meeting of stockholders of the Company held on May 8, 1996.

          For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the authenticity and conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

          Based on the foregoing and subject to the further qualifications set forth below, we are of the opinion that each Common Share registered under the Registration Statement will be validly issued, fully paid and non-assessable if and when the following conditions are satisfied: (i)
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SCP Pool Corporation
November 22, 1996
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such share is issued in accordance with the terms of the Plan, (ii) the purchaser pays the full consideration, if any, for such share in accordance with the terms of the Plan, and (iii) the Company takes the actions necessary to cause delivery of a valid certificate representing such share.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of Common Shares.

          We are qualified to practice law in the State of Illinois, and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

          This opinion is furnished to you in connection with the filing of the Registration Statement, is solely for your benefit, and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by you for any other purposes, without our prior written consent.

                                       Very truly yours,



                                       /s/ Kirkland & Ellis
                                       --------------------
                                       KIRKLAND & ELLIS